11.3 Computation of per share earnings for six months ended June 30, 2003

                             UP & DOWN VIDEO, INC.
                          (A Development Stage Company)
                            Weighted Average Analysis


---------------------------------------------------------------------------------------------------
                                                               Cumulative
                                               Common            Common         Days      Weighted
                                               Shares            Shares          90        Average
      Three Months
         Ended
       March 31,
          2003
-------------------------
                                 1-Jan-03                       8,500,000        90      8,500,000
                                31-Mar-03           0           8,500,000                        0

                                           --------------- ------------------- ------- ----------------


Shares Issued                                           0
                                           ===============
Cumulative Shares                                               8,500,000        90

                                                           =================== =======

Weighted Average Number of Common Shares Outstanding                                     8,500,000

                                                                                       ================

      Earning (Loss) Available to Common Stockholders          (1,580)

                                                            -----------

                       Basic Earnings (Loss) Per Share          (0.00)

                                                            ===========


------------------------- ---------------- --------------- ------------------- ------- ---------------- -----------

                                                               Cumulative
                                               Common            Common         Days      Weighted
                                               Shares            Shares          90        Average
      Three Months
         Ended
       March 31,
          2002
-------------------------
                                 1-Jan-02                           8,500,000    90          8,500,000
                                31-Mar-02               0           8,500,000                        0

                                           --------------- ------------------- ------- ----------------

Shares Issued                                           0

                                           ===============
Cumulative Shares                                                   8,500,000      90

                                                           =================== =======

Weighted Average Number of Common Shares Outstanding                                         8,500,000

                                                                                       ================

  Earning (Loss) Available to Common Stockholders                  0

                                                          -----------

                   Basic Earnings (Loss) Per Share              0.00

                                                          ===========



 NOTE :  EARNING PER SHARE = EARNING (LOSS) AVAILABLE TO
         COMMON STOCKHOLDERS / WEIGHTED SHARES OUTSTANDING